                                                                       EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

                           (Forward Triangular Merger)

                                      among


                 INCON TECHNOLOGIES, INC., INCON HOLDINGS, LLC,
                         BIONUTRICS, INC. and BNRX INC.
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                                TABLE OF CONTENTS

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ARTICLE I

      DEFINITIONS ..............................................................     1

ARTICLE II

      THE MERGER ...............................................................     4
      Section 2.01  The Merger .................................................     4
      Section 2.02  Effects of the Merger ......................................     4
      Section 2.03  Certificate of Incorporation and By-Laws ...................     5
      Section 2.04  Directors and Officers .....................................     5
      Section 2.05  Tax Consequences ...........................................     5
      Section 2.06  Closing ....................................................     5
      Section 2.07  Conversion .................................................     5

ARTICLE III

      EXCHANGE OF CERTIFICATES; TRANSACTION TAXES ..............................     5
      Section 3.01  Exchange of Certificates; No Further Payments or Transfers..     5
      Section 3.02  Transaction Taxes; Further Assurances ......................     6
      Section 3.03  Adjustments ................................................     6

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF
      THE PARENT COMPANY .....................................................     6
      Section 4.01  Organization .............................................     6
      Section 4.02  Capitalization, Stock Ownership ..........................     6
      Section 4.03  Authority Relative to this Agreement .....................     7
      Section 4.04  Consents and Approvals; No Violations ....................     8
      Section 4.05  Reports ..................................................     8
      Section 4.06  No Material Adverse Changes ..............................     8
      Section 4.07  Lists of Properties, Contracts, Etc ......................    10
      Section 4.08  Title to Properties ......................................    12
      Section 4.09  No Default ...............................................    13
      Section 4.10  Litigation ...............................................    13
      Section 4.11  Compliance with Applicable Law ...........................    13
      Section 4.12  Taxes ....................................................    14
      Section 4.13  ERISA and Company Benefit Plans ..........................    14
      Section 4.14  Small Business Issues ....................................    16
      Section 4.15  No Plan to Distribute ....................................    16
      Section 4.16  Intellectual Property ....................................    16


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      Section 4.17  Change in Control ..........................................    17
      Section 4.18  Subsidiary Representation Qualifications ...................    17
      Section 4.19  Insurance ..................................................    17
      Section 4.20  Environmental Compliance ...................................    17
      Section 4.21  Accounts Receivable ........................................    20
      Section 4.22  Business Plan ..............................................    20

ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF BIONUTRICS .............................    20
      Section 5.01  Organization ...............................................    20
      Section 5.02  Capitalization .............................................    21
      Section 5.03  Authority Relative to this Agreement .......................    21
      Section 5.04  Consents and Approvals; No Violations ......................    21
      Section 5.05  Specified Exchange Act Filings .............................    22
      Section 5.06  Interim Operations of Sub. .................................    22

ARTICLE VI

      COVENANTS ................................................................    22
      Section 6.01  Covenants of the Company ...................................    22
      Section 6.02  Access to Information ......................................    25
      Section 6.03  Best Efforts ...............................................    26
      Section 6.04  Indemnification of Managers ................................    26
      Section 6.05  Certain Benefits ...........................................    26
      Section 6.06  Brokers or Finders .........................................    27
      Section 6.07  Survival of Representations and Warranties; Indemnities ....    27
      Section 6.08  Giving Notice ..............................................    28

ARTICLE VII

      CONDITIONS ...............................................................    29
      Section 7.01  Conditions to Each Party's Obligation to Effect the Merger..    29
      Section 7.02  Conditions of Obligations of Bionutrics and Sub. ...........    30
      Section 7.03  Conditions of Obligations of the Company ...................    33

ARTICLE VIII

      REPRESENTATION, WARRANTIES AND COVENANTS BY
      PARENT COMPANY REGARDING SECURITY MATTERS ................................    35
      Section 8.01 Representations .............................................    35
      Section 8.02  Restrictions on Regulations S Offering .....................    36


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ARTICLE IX

      TERMINATION AND AMENDMENT .................................................    36
      Section 9.01  Termination .................................................    36
      Section 9.02  Effect of Termination .......................................    37
      Section 9.03  Amendment ...................................................    37
      Section 9.04  Extension; Waiver ...........................................    37

ARTICLE X

      POST CLOSING COVENANTS ....................................................    37
      Section 10.01  Tax Positions of Parties ...................................    37
      Section 10.02  Financial Information and Tax Returns ......................    37
      Section 10.03  No Dividend or Distribution of Bionutric Shares, Maintenance
              of Corporate Existence ............................................    38
      Section 10.04 Change of Name ..............................................    38
      Section 10.05 Change of Certificate .......................................    38
      Section 10.06 Adjustments to Working Capital ..............................    38

ARTICLE XI

      MISCELLANEOUS .............................................................    41
      Section 11.01  Notices ....................................................    41
      Section 11.02  Descriptive Headings .......................................    42
      Section 11.03 .............................................................    42
      Section 11.04  Counterparts ...............................................    42
      Section 11.05  Entire Agreement; Assignment ...............................    42
      Section 11.06  Governing Law ..............................................    42
      Section 11.07  Specific Performance .......................................    42
      Section 11.08  Expenses ...................................................    42
      Section 11.09  Publicity ..................................................    42
      Section 11.10  Parties in Interest ........................................    42
      SCHEDULE 1

            Company Disclosure Schedule .........................................    44

      SCHEDULE 2

            Bionutrics Disclosure Schedule ......................................    45

      SCHEDULE 3

            Parent Disclosure Schedule ..........................................    46

            Exhibit 1   Employment Agreement with John R. Palmer
            Exhibit 2   Employment Agreement with N.P. Shaikh


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            Exhibit 3   Employment Agreement with Robert K. Wheeler
            Exhibit 4   Rule 145 Agreement
            Exhibit 5 Assignment and Non-Compete Agreement between Rye and Bionutrics International Ltd.
            Exhibit 6   Purchase Agreement with Respect to Vitamin E
            Exhibit 7 Manufacturing Agreement between Bionutrics and InCon Industries, Inc.
            Exhibit 8   Filings

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of October 31, 1997, by and among InCon Technologies, Inc., a Delaware corporation (the "COMPANY"), InCon Holdings, LLC (the "PARENT COMPANY"), Bionutrics, Inc., a Nevada corporation ("BIONUTRICS"), and BNRX Inc., a Delaware corporation and a wholly owned subsidiary of Bionutrics ( the "SUB").


                                    ARTICLE I

                                   DEFINITIONS

The following terms used in this Agreement shall have the following meanings:

      "AGREEMENT" shall mean this Agreement and Plan of Merger, including any and all amendments hereof and any and all exhibits and schedules hereto.

      "ASSIGNMENT AGREEMENT" or "ASSIGNMENT AND NON-COMPETE AGREEMENT" shall mean the Assignment and Non-Compete Agreement between Rye and Bionutrics International Ltd. substantially in the form of Exhibit 5.

      "BIONUTRICS" shall mean Bionutrics, Inc., a Nevada corporation.

      "BIONUTRICS DISCLOSURE SCHEDULE" shall mean the disclosure schedule prepared and executed by Bionutrics and attached hereto as Schedule 2.

      "BIONUTRICS PRIMARY OPINION" shall have the meaning ascribed thereto in
Section 7.03(e) of this Agreement.

      "BIONUTRICS SHARES" shall mean common shares of the capital stock of Bionutrics, each having a par value of $.001.

      "BIONUTRICS STOCK PLANS" shall mean any and all Bionutrics' incentive stock option plans and nonqualified employee stock option plans.

      "BUSINESS" shall mean the toll processing business and the providing of services in support of the engineering, procurement and construction management of an edible oil refinancing and processing facility and other types of business conducted by the Company, the Company Subsidiaries and Rye prior to the Closing.

      "CERTIFICATE OF MERGER" shall mean the Certificate of Merger providing for the merger of the Company with and into the Sub.

      "CLAIM" shall have the meaning specified in Section 6.07(d).

      "CLOSING" shall have the meaning specified in Section 2.06.

      "CLOSING DATE"  shall have the meaning specified in Section 2.06.

      "CODE" shall mean the Internal Revenue Code of 1954, as amended.

      "COMPANY" shall mean InCon Technologies, Inc., a Delaware corporation.

      "COMPANY BENEFIT PLANS" shall mean any and all employee benefit plans maintained or contributed to by the Company or any of the Company Subsidiaries (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding).

      "COMPANY COMMON STOCK" shall mean all of the common stock and any other equity interest in the Company.

      "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule prepared and executed by the Company and attached hereto as Schedule 1.

      "COMPANY PERMITS" shall mean all permits, licenses and approvals of all Governmental Entities necessary for the lawful conduct of the respective businesses of the Company and the Company Subsidiaries.

      "COMPANY PERSONNEL" shall mean all personnel employed by the Company or any of the Company Subsidiaries.

      "COMPANY PRIMARY OPINION" shall have the meaning ascribed thereto in
Section 7.02(i) of this Agreement.

      "COMPANY REPORTS" shall mean all financial statements provided by the Company pursuant to Section 4.05(b).

      "COMPANY SHARE" shall mean each issued and outstanding share of common stock, no par value, of the Company.

      "COMPANY SUBSIDIARIES" shall mean all of the subsidiaries of the Company.

      "EFFECTIVE TIME" shall mean 11:59 P.M., October 31, 1997, the designated time and date the Merger becomes effective in the Certificate of Merger.

      "EMPLOYMENT AGREEMENT" shall mean any of the employment agreements with John R. Palmer, N.P. Shaikh and Robert K. Wheeler substantially in the form set forth as Exhibits 1, 2 and 3, respectively.


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
      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "FUTURE FINANCIALS" shall have the meaning assigned to it in Section
10.02.

      "GAAP" shall mean generally accepted accounting principles.

      "GCL" shall mean the Delaware General Corporation Law, as amended.

      "GOVERNMENTAL ENTITY" shall mean any public body or authority, including courts of competent jurisdiction, domestic or foreign.

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      "INTELLECTUAL PROPERTIES" shall mean any and all intellectual property (including, without limitation, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) licensed or owned in whole or in part by the Company or used by the Company in the conduct of its business currently or within the past five (5) years.

      "IRS" shall mean the Internal Revenue Service of the United States of America.

      "LEASED PREMISES" shall have the meaning set forth in Section 4.07(b).

      "MANAGERS" shall mean all present or former officers or directors of the Company.

      "MANUFACTURING AGREEMENT" shall mean the Manufacturing Agreement between the Company and InCon Industries, Inc.

      "MERGER" shall mean the merger of the Company with and into the Sub.

      "MSL" shall mean Molecular Separation Laboratories, Inc., an Illinois corporation.

      "MSL STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement with respect to the Purchased Shares dated as of December 31, 1996.

      "PARENT COMPANY" shall mean InCon Holdings, LLC.

      "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule prepared and executed by the Parent Company and attached hereto as Schedule 3.

      "PURCHASE AGREEMENT" shall mean the Purchase Agreement with respect to Vitamin E substantially in the form of Exhibit 6.


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
      "PURCHASED SHARES" shall mean twenty-four thousand (24,000) shares of the capital stock of MSL.

      "RETURNS" shall have the meaning assigned to it in Section 4.12.

      "SEC" shall mean the Securities and Exchange Commission of the United States of America.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SPECIFIED EXCHANGE ACT FILINGS" shall mean, with respect to Bionutrics,
(i) the Form 10-A filed with the Securities and Exchange Commission and all amendments thereto (the "Specified 10- A"), (ii) each Quarterly Report on Form 10-Q and Current Report on Form 8-K filed with the Securities and Exchange Commission since the filing of the Specified 10-A, and (iii) each report listed on Exhibit 8 hereto.

      "SUB" shall mean BNRX, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Bionutrics.

      "SURVIVING CORPORATION" shall mean the Sub.

      "TAXES" shall mean all taxes, assessments and governmental charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.


                                   ARTICLE II

                                   THE MERGER

      Section 2.01 The Merger. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof, the Company shall be merged with and into the Sub, with the Sub continuing as the surviving corporation, and the separate existence of the Company shall cease. The Certificate of Merger providing for the Merger shall be duly prepared, executed and filed by the Sub, as the Surviving Corporation, in accordance with the relevant provisions of the GCL, as soon as practicable on or after the Closing Date. The Merger shall become effective at the Effective Time. (The Sub is sometimes referred to herein as the "Surviving Corporation".) The parties hereto shall take any other actions required by law to make the Merger effective.

      Section 2.02 Effects of the Merger. The Merger shall have the effects set forth in Section 251 of the GCL. As of the Effective Time the Surviving Corporation shall be a wholly owned subsidiary of Bionutrics.

      Section 2.03 Certificate of Incorporation and By-Laws. From the Effective Time, the Certificate of Incorporation of the Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, with such amendments as set forth in the Certificate of Merger filed with the Secretary of State of Delaware. From the Effective Time, the By-Laws of Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

      Section 2.04 Directors and Officers. The directors and officers of the Sub immediately following the Effective Time shall be the directors and officers in effect immediately prior to the Effective Date until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

      Section 2.05 Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "reorganization" for the purposes of
Section 368(a) of the Code.

      Section 2.06 Closing. Prior to the filing of the Certificate of Merger, a closing (the "Closing") shall take place for the purpose of confirming the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof. The Closing will take place as soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof at the offices of Friedman Siegelbaum LLP, Seven Becker Farm Road, Roseland, New Jersey, or such other time, date or place as the parties may mutually agree (the "Closing Date").

      Section 2.07 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of Bionutrics, the Sub, the Company or the Parent Company, each Company Share shall be converted into the right to receive one thousand four hundred (1,400) fully paid and non-assessable Bionutrics Shares and the Company shall be merged into the Sub.


                                   ARTICLE III

                   EXCHANGE OF CERTIFICATES; TRANSACTION TAXES

      Section 3.01  Exchange of Certificates; No Further Payments or Transfers.

            (a) On the Closing Date, subject to Article VII, the following exchanges and deliveries shall be made:

                  (i) Bionutrics shall deliver to the Parent Company a certificate registered in the name of the Parent Company representing 1,400,000 Bionutrics Shares.

                  (ii) The Company shall deliver to Bionutrics a certificate or certificates representing all of the Company Common Stock issued and outstanding immediately prior to the Effective Time, duly endorsed in blank for transfer by the Parent Company or accompanied by stock powers duly executed in blank by the Parent Company and with all requisite documentary or stock transfer tax stamps affixed.


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
            (b) Until surrendered at the Closing, each certificate representing Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive the consideration contemplated by Section
2.07. At and after the Effective Time, there shall be no transfers of shares of Company Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Company. Following the Effective Time there shall be no payments made in respect of Company Common Stock. At the Effective Time the stock ledger of the Company shall be closed.

      Section 3.02 Transaction Taxes; Further Assurances. The Parent Company and Bionutrics agree to use reasonable efforts to minimize any sales, use, transfer and similar transaction Taxes and other transaction costs relating to the transactions contemplated by this Agreement, provided that such efforts shall not expose any party hereto to any additional cost or risk.

      Section 3.03 Adjustments. If, between the date of this Agreement and the Effective Time, the Company Shares and/or the Bionutrics Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount into which the Company Shares will be converted in the Merger shall be correspondingly adjusted.


                                  ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF
                              THE PARENT COMPANY

      The Parent Company represents and warrants that:

      Section 4.01 Organization. The Company and each of the Company Subsidiaries are corporations or limited liability companies, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Delaware or Illinois, as the case may be, and have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of the Company Subsidiaries are duly qualified or registered and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Company or the Company Subsidiaries, taken as a whole, the Business, assets, operations or financial condition of the Company and the Company Subsidiaries, taken as a whole.

      Section 4.02  Capitalization, Stock Ownership.

            (a) The authorized capital stock of the Company consists of three thousand (3,000) Company Shares of which, as of the date of this Agreement, one thousand (1,000) were issued and outstanding. All the issued and outstanding Company Shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, no Company Shares were issuable upon exercise of options, and the Company had no incentive stock option plan or any nonqualified employee stock option plan. As of the date of this Agreement, no Company Shares were issuable upon exercise of warrants. Except as set forth above, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its securities, except as provided by this Agreement.

            (b) Section 4.02 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each of the Company Subsidiaries. Except as disclosed in Section 4.02 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in
Section 4.02 of the Company Disclosure Schedule, are owned by either the Company or another of the Company Subsidiaries free and clear of all liens, charges, claims or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments relating to the issued or unissued capital stock or other securities or equity interests of any of the Company Subsidiaries, or otherwise obligating the Company or any Company Subsidiary to issue, transfer or sell any such securities or other equity interests. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries. Except as set forth above or in Section 4.02 of the Company Disclosure Schedule, there are no entities (other than Company Subsidiaries) in which the Company or any of the Company Subsidiaries has any voting rights or equity interests.

            (c) The Parent Company is the beneficial and record owner of all of the Company Common Stock as set forth on Schedule 3 hereto, free and clear of any liens, encumbrances or restrictions on transfer of any nature whatsoever other than the obligations arising under this Agreement. Except for this Agreement and the transactions contemplated hereby the Parent Company has no legal obligation, absolute or contingent, to any person or firm to sell the Company Common Stock or enter into any agreement with respect thereto.

      Section 4.03 Authority Relative to this Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      Section 4.04 Consents and Approvals; No Violations. Except for applicable requirements, if any, of the Exchange Act, the Securities Act, state Blue Sky laws, the HSR Act, and the filing and recordation of a Certificate of Merger, as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Except as set forth in Section 4.04 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, By-Laws, Certificate of Formation or Operating Agreements of the Company or any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their properties or assets.

      Section 4.05  Reports.

            (a) None of the Company Reports contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Each of the balance sheets and related statements (including any related notes) included in the Company Reports presents fairly the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof, and present fairly the consolidated results of operations and the changes in financial position of the Company and the Company Subsidiaries for the respective periods, except, in the case of unaudited interim financial statements, for year-end audit adjustments, consisting only of normal year end adjustments. The Company Reports have been prepared in accordance with GAAP.

            (b) The Company has delivered to Bionutrics copies of audited financial statements (including statements of income and a balance sheet) for the Company for the six months ended June 30, 1997 and unaudited monthly statements of income and a balance sheet for the Company for each month thereafter to and including the month ended September 30, 1997 (collectively, the "Company Reports").

      Section 4.06 No Material Adverse Changes. Except as disclosed on the audited financial statements of the Company for the six month period ended June 30, 1997, or as set forth in Section 4.06 of the Company Disclosure Schedule, since June 30, 1997 there has not been any:

                  (i) to the best knowledge of the Company and the Parent Company, material adverse change in the Business, the financial condition, assets, liabilities, earnings or business of the Company and the Company Subsidiaries taken as a whole and to the best knowledge of the Company and the Parent Company, there is no fact, circumstance, event, occurrence, contingency or condition which should reasonably be expected to result in any material adverse change, in the Business, assets, financial or other condition, operations, liabilities or prospects of the Company and the Company Subsidiaries taken as a whole;

                  (ii) change in the number of shares of capital stock of the Company issued or outstanding or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the Company's capital stock;

                  (iii) other than increases in salary or bonus of less than five percent (5%) to each employee of the Company, (A) increase in the compensation payable or to become payable to the Company Personnel or (B) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to the credit of Company Personnel;

                  (iv) material mortgage, pledge or subjection to any material lien or encumbrance of any character whatsoever of any of the assets of the Company or Company Subsidiaries, except the lien of current Taxes incurred but not yet due and payable;

                  (v) sale, assignment or transfer of any assets of the Company or Company Subsidiaries that are material, individually or in the aggregate to the Company other than in the ordinary course;

                  (vi) waiver of any rights of substantial value to the Company or the Company Subsidiaries whether or not in the ordinary course of business;

                  (vii) cancellation or termination by the Company or Company Subsidiaries of any contract, agreement or other instrument to which the Company or any of the Company Subsidiaries is or was a party, which cancellation or termination has caused or could reasonably be expected to cause a loss of expected revenue to the Company and the Company Subsidiaries individually of more than Fifty Thousand Dollars ($50,000) or in the aggregate of more than Two Hundred Thousand Dollars ($200,000);

                  (viii) liability incurred by the Company or the Company Subsidiaries except liabilities incurred in the ordinary course of business;

                  (ix) capital expenditures or the execution of any lease other than leases of personal property in the ordinary course with respect to any aspect of the business of the Company or the Company Subsidiaries or the incurring of any liability therefor;

                  (x) borrowing of money by the Company or the Company Subsidiaries or guaranteeing by the Company or the Company Subsidiaries of any indebtedness of others;

                  (xi) lending of any money by the Company or the Company Subsidiaries or otherwise pledging the credit of the Company or the Company Subsidiaries;

                  (xii) failure to conduct the business of the Company or the Company Subsidiaries in the ordinary course;

                  (xiii) change in the method of accounting or accounting practice of the Company from the methods and practice used to prepare the June 30, 1997 financial statements;

                  (xiv) loss of services of any Company Personnel that is or are material, individually or in the aggregate, to the conduct of the business of the Company;

                  (xv) material cancellation by any supplier or contractor to the Company or the Company Subsidiaries;

                  (xvi) cancellation by any customer or customers which have caused or could reasonably be expected to cause a loss of expected revenue to the Company and the Company Subsidiaries, individually of more than Fifty Thousand Dollars ($50,000) or in the aggregate of more than Two Hundred Thousand Dollars ($200,000);

                  (xvii) extraordinary item of loss (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants);

                  (xviii) agreement by the Parent Company or the Company to do any of the foregoing.

      Section 4.07 Lists of Properties, Contracts, Etc. Sections 4.07(a) through 4.07(k) of the Company Disclosure Statement contain accurate lists and summary descriptions of the following:

            (a) Section 4.07(a) of the Company Disclosure Schedule. Qualification. All jurisdictions in which the Company and the Company Subsidiaries are registered foreign corporations;

            (b) Section 4.07(b) of the Company Disclosure Schedule. Real Property and Leases. All leases of real property to which the Company or any of the Company Subsidiaries is a party (indicating in each such case, the terms of the lease) and all premises occupied by the Company or the Company Subsidiaries under rental arrangements without leases (including in each case the amount of rent and the type of occupancy (collectively, the "Leased Premises").

            (c) Section 4.07(c) of the Company Disclosure Schedule. Intellectual Properties; Computer Software. To the best knowledge of the Company and the Parent Company description of all Intellectual Properties used, owned or licensed by the Company or the Company Subsidiaries;

            (d) Section 4.07(d) of the Company Disclosure Schedule. Personal Property. Except for individual items having a fair market value of less than Ten Thousand Dollars ($10,000) (subject to a maximum fair market value of One Hundred Thousand Dollars ($100,000) for all such individual items in the aggregate), each item of machinery, inventory, equipment, computer hardware, motor vehicles, office furniture, fixtures and similar personal property and furnishings owned or leased by the Company or the Company Subsidiaries indicating the current depreciated book value of owned items and the terms and annual lease payments of leased items;

            (e) Section 4.07(e) of the Company Disclosure Schedule. Insurance. All material policies of insurance in force with respect to the Company or the Company Subsidiaries, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, inventory, equipment, furniture, fixtures, operations and lives of, or performance of their duties by, Company Personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums as of the date hereof;

            (f) Section 4.07(f) of the Company Disclosure Statement. Other Contracts. All material contracts and commitments not otherwise listed in any other schedule hereto of the Company or the Company Subsidiaries (including, without limitation, confidentiality agreements, purchase orders, agreements, undertakings or commitments to any governmental or regulatory authority, agreements with salespersons, and other agreements with customers and suppliers). Section 4.07(f) also contains descriptions of each existing oral agreements or arrangements of the Company or any of the Company Subsidiaries (other than agreements or arrangements that do not involve, individually, more than Twenty-Five Thousand Dollars ($25,000) per year in revenue or expense). Except for oral agreements or arrangements that do not involve, individually, more than Twenty-Five Thousand Dollars ($25,000) per year in revenue or expense, and, in the aggregate, more than Two Hundred Thousand Dollars ($200,000) per year in revenue or expense, neither the Company nor any Company Subsidiaries has any obligations or liabilities under any oral agreements or arrangements that have not been disclosed to Bionutrics;

            (g) Section 4.07(g) of the Company Disclosure Schedule. Labor Agreements. All labor contracts, employment agreements and Company Benefit Plans with respect to the Company and the Company Subsidiaries;

            (h) Section 4.07(h) of the Company Disclosure Schedule. Powers of Attorney. The names of all persons holding powers of attorney from the Company or any of the Company Subsidiaries;

            (i) Section 4.07(i) of the Company Disclosure Schedule. Indebtedness. All notes, debentures, bonds, letters of credit and other instruments evidencing indebtedness (including capital leases, guarantees and lines of credit) of the Company or any of the Company Subsidiaries;

            (j) Section 4.07(j) of the Company Disclosure Schedule. Bank Accounts. The name of each institution in which the Company or any of the Company Subsidiaries has a bank account, safe-deposit box, the number of any such account or box, and the names of all persons authorized to draw thereon or to have access thereto; and

            (k) Section 4.07(k) of the Company Disclosure Schedule. Credit Cards. The name of each institution with whom the Company or any of the Company Subsidiaries has credit cards, debit cards or similar charge accounts or lines of credit, the identifying account numbers for each such card, account or line of credit and the names of all persons authorized to use, draw upon or have access to such cards, accounts or lines of credit.

            (l) Copies of Documents. The Company has previously delivered to Bionutrics or otherwise made available for Bionutrics' inspection true and complete copies of:

                  (i) all leases, agreements, contracts, undertakings, commitments and arrangements listed in Sections 4.07(b), 4.07(d), 4.07(f), 4.07(g) of the Company Disclosure Schedule;

                  (ii) all agreements or written materials with respect to Intellectual Properties listed in Section 4.07(c) of the Company Disclosure Schedule;

                  (iii) all policies of insurance listed in Section 4.07(e) of the Company Disclosure Schedule;

                  (iv) all instruments evidencing a power of attorney listed in
Section 4.07(h) of the Company Disclosure Schedule; and

                  (v) all securities, notes, debentures, bonds, letters of credit and other instruments of indebtedness listed in Exhibits 4.07(i) of the Company Disclosure Schedule.

      Section 4.08 Title to Properties. Except as otherwise disclosed in Section
4.08 of the Company Disclosure Schedule, to the best knowledge of the Company and the Parent Company, (i) the Company and the Company Subsidiaries, have good and marketable title to all of its properties and assets, real and personal, tangible and intangible; (ii) such properties and assets referred to in clause
(i) of this Section are free and clear of all liens and encumbrances of any character whatsoever, except of the lien of Taxes not yet due and payable; (iii) the Company and the Company Subsidiaries have valid and enforceable leases with respect to the Leased Premises, have performed all the obligations required to be performed by it under said leases and possess and quietly enjoy said premises under said leases, and such premises are not subject to any liens, encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any of the Company Subsidiaries. Neither the Company nor the Parent Company has received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Leased Premises of the Company, and the Company and the Parent Company know of no such violation. Neither the Company nor the Parent Company received notice of any pending or threatened condemnation proceedings relating to any of the Leased Premises of the Company, and so far as known to the Company and the Parent Company there are no such pending or threatened proceedings. The tangible properties and equipment owned, operated or leased by the Company and the Company Subsidiaries are in good operating condition, ordinary wear and tear excepted, and, to the best knowledge of the Company and the Parent Company, are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, occupational safety and health laws and regulations) presently in effect or presently scheduled to take effect. The Company and the Company Subsidiaries do not own any of the buildings, plants or structures located on the Leased Premises or any other real property and is not a party to any contract , and does not hold any options, for the purchase of any real property. The tangible properties and equipment owned, operated or leased by the Company and the real property leased by the Company are all the tangible and real properties necessary to operate the Business in the manner currently operated by the Company.

      Section 4.09 No Default. Except as set forth in Section 4.09 of the Company Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its By-Laws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of the Company's Subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries.

      Section 4.10 Litigation. Except as disclosed in Section 4.10 of the Company Disclosure Schedule, there is no action, suit, proceeding, tax audit, investigation or review pending or, to the best knowledge of the Company and the Parent Company threatened with respect to the Company, the Company Subsidiaries, the Parent Company, the Business, any of the assets of the Company or the Company Subsidiaries, the Company Shares, or any of the transactions contemplated hereby before any Governmental Entity at law or in equity which individually or in the aggregate (i) are reasonably likely to have a material adverse effect on the assets, Business, operations or financial condition of the Company or the Company Subsidiaries, taken as a whole, or (ii) prevent or impair the consummation of the transactions contemplated hereby. Neither the Parent Company nor the Company are in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, should reasonably be expected to (x) have a material adverse effect upon the assets, the Business, operations and financial condition of the Company and the Company Subsidiaries taken as a whole, (y) prevent or impair the consummation of the transactions contemplated hereby.

      Section 4.11 Compliance with Applicable Law. The Company and the Company Subsidiaries hold all Company Permits, except for failures to hold such Company Permits which would not, in the aggregate, have a material adverse effect on the Business, assets, operations or financial condition of the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a material adverse effect on the Business, operations or financial condition of the Company and the Company Subsidiaries, taken as a whole. The Businesses of the Company and the Company Subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which in the aggregate do not and would not have a material adverse effect on the Business, operations or financial condition of the Company and the Company Subsidiaries, taken as a whole.

      Section 4.12 Taxes. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has correctly prepared and timely filed all material federal, state, local and foreign tax returns, estimates and reports, including payroll and sales tax reports, (collectively, the "Returns") required to be filed by it, and the Company has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by the Returns and has established on its books and records reserves that are adequate for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by the Returns. All deficiencies and assessments asserted by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements contained in the Company Reports. Except as set forth in Section 4.12 of the Company Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of the Company or the Company Subsidiaries. The Company and the Company Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes and have timely and properly withheld from employees' wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

      Section 4.13  ERISA and Company Benefit Plans.

            (a) With respect to any and all Company Benefit Plans, the Company has made available to Bionutrics a true and correct copy of, where applicable,
(i) the most recent annual report, if any, (Form 5500) filed with the IRS, (ii) each Company Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any. None of the Company Benefit Plans are multiemployer plans within the meaning of Section 3(37) of ERISA. Each of the Company Benefit Plans covered by ERISA, if any (a) has been operated in all material respects in accordance with ERISA, (b) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (c) has met the minimum funding standards of Section 412 of the Code. No material Reportable Event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any Company Benefit Plan. Since the enactment of ERISA, neither it nor any of the Company Subsidiaries has terminated any pension plan or withdrawn from any multiemployer pension plan.

            (b) With respect to the Company Benefit Plans, in the aggregate, no event has occurred, and to the knowledge of the Company and the Parent Company there exists no condition or set of circumstances which are reasonably likely to occur in connection with which the Company or any of the Company Subsidiaries would be subject to any liability, (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

            (c) Except as set forth in Section 4.13 of the Company Disclosure Schedule, with respect to the Company Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the financial statements of the Company or and of the Company Subsidiaries, which obligations are reasonably likely to have a material adverse effect on the Company and the Company Subsidiaries taken as a whole, the Business, operations or financial condition of the Company or the Company Subsidiaries taken as a whole.

            (d) Except as set forth in Section 4.13 on the Company Disclosure Schedule, and as required by law, the Company and the Company Subsidiaries do not maintain, are not required to contribute to and have no liabilities with respect to any Company Benefit Plan and no Company Personnel or dependent thereof is entitled to any material benefits from the Company. All Company Benefit Plans have been maintained and operated in material compliance with their terms and applicable law. Except as set forth on the Company Disclosure Schedule, no individual is a party to an employment contract pertaining to the Business that will be effective on the Closing Date.

            (e) Except as set forth in Section 4.13 of the Company Disclosure Schedule, the transactions contemplated by this Agreement (either alone or together with any other transaction) will not (i) entitle any Company Personnel to severance pay or other similar payments, (ii) accelerate the time of payment or vesting or increase the amount of benefits or compensation due to any Company

Personnel or (iii) result in any payments (including parachute payments) becoming due to any Company Personnel.

            (f) The Company and the Company Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of social security and similar Taxes.

            (g) Neither the Company nor any of the Company Subsidiaries are an employer subject to the Worker Adjustment and Retraining Notification Act.

            (h) There are no Company Personnel who are entitled to (x) any pension benefit that is unfunded or (y) any pension or other benefit to be paid upon termination of employment other than as required by Section 601 of ERISA and no other benefits whatsoever are payable to any Company Personnel after termination of employment (including retiree medical and death benefits).

            (i) Labor Disagreements. In connection with the operation of the Business, (i) there is no significant labor trouble, labor strike, material controversy, material slowdown or stoppage actually pending against or affecting the Company or the Company Subsidiaries and, to the best knowledge of the Company and the Parent Company, none is or has been threatened; and (ii) the Company and the Company Subsidiaries have no collective bargaining agreements with respect to any Company Personnel.

            (j) Employees. Section 4.13 of the Company Disclosure Schedule sets forth the name, location, title, date of employment, salaries, bonuses (and any changes in salaries or bonuses since June 30, 1997 other than increases in salary or bonus of less than five percent (5%) to each employee of the Company). Except as set forth on Section 4.13 of the Company Disclosure Schedule, no Employee of the Company or any of the Company Subsidiaries whose annual rate of income (including salary and bonus) no greater than Fifty Thousand Dollars ($50,000) has terminated, or has provided notice to the Company or any Company Subsidiary of his or her intention to terminate, his or her relationship with the Company or any Company Subsidiary. The Company and the Parent Company have no knowledge of any plan of any employee to do so.

      Section 4.14 Small Business Issues. None of the existing business relationships of the Company or any of the Company Subsidiaries are based on or are the result of any agreement, understanding or relationship arising out of or relating to the Company or the Company Subsidiaries status as a "small business concern" or "minority-owned business concern" or other similar status, as such terms or similar terms are used under applicable federal or state law.

      Section 4.15 No Plan to Distribute. On the date hereof, the Parent Company does not have, and the Parent Company warrants and covenants that on the Closing Date the Parent Company will not have, any plan or intention to sell, exchange, transfer by gift or otherwise dispose of any number of Bionutrics Shares to be received by the Parent Company in connection with the Merger and that, when aggregated with transfers, if any, of Company Common Stock prior to the Effective Time that were made in contemplation of the Merger, will equal fifty percent (50%) or more of the value of all of the formerly outstanding Company Common Stock as of the same date. Shares of Company

Common Stock that are sold, redeemed or disposed of prior to and in contemplation of the Merger, if any, and Bionutrics Shares that are to be received by holders of Company Common Stock in the Merger and sold or disposed of subsequent to the Merger have been considered in making this representation.

      Section 4.16 Intellectual Property. Except as set forth in Section 4.17 of the Company Disclosure Schedule, (i) no claim is pending or, to the best knowledge of the Company and the Parent Company, threatened to the effect that the present or past operations of the Company or any of the Company Subsidiaries infringes upon or conflicts with the rights of others with respect to any Intellectual Property, and (ii) no claim is pending or, to the best knowledge of the Company and the Parent Company, threatened to the effect that any of the Intellectual Property is invalid or unenforceable. To the best knowledge of the Company and the Parent Company, no contract, agreement or understanding with any party exists which would impede or prevent the continued use by the Company and the Company Subsidiaries of the entire right, title and interest of the Company and the Company Subsidiaries in and to the Company Intellectual Property. No person has a right to receive a royalty with respect to any of the Intellectual Properties listed in Section 4.07(c) of the Company Disclosure Schedule. The Company and the Company Subsidiaries have no licenses granted by or to it or other agreements to which it is a party relating in whole or in part to any Intellectual Properties, whether owned by the Company or any Company Subsidiaries or otherwise. Neither the Company nor any Company Subsidiary is infringing upon or otherwise violating, the rights of any third party with respect to any Intellectual Properties or using any of the Intellectual Properties in a manner that would give rise to an obligation to render an accounting to any person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer thereof. To the best knowledge of the Company, the Company and the Company Subsidiaries have taken all reasonable measures to secure and to protect confidential business information and the trade secrets of the Company or of the Company Subsidiaries. Neither the Company, the Company Subsidiaries, nor the Parent Company has sent or otherwise communicated to any other person any notice, charge, claim or assertion of, or has any knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Properties or misappropriation of any Intellectual Properties by such other person. The Company has documentation describing the computer software set forth in Section 4.07(c) of the Company Disclosure Schedule, in detail sufficient to permit a person of reasonable skill and experience in the relevant art to operate, maintain and modify such computer software. Except as set forth in Section 4.07(c) of the Company Disclosure Schedule, all computer software have been maintained only at the Company's offices located at 970 Douglas Road, Batavia, IL 60510.

      Section 4.17 Change in Control. Except as set forth in Section 4.18 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision.

      Section 4.18 Subsidiary Representation Qualifications. Bionutrics and the Sub expressly acknowledge and agree as follows: (i) pursuant to the MSL Stock Purchase Agreement, InCon Technologies, LLC acquired the Purchased Shares as of December 31, 1996; (ii) the Parent Company acquired the contributed shares by way of a capital contribution as of December 31, 1996; (iii) Incon Technologies. LLC distributed all its assets (including the Purchased Shares) to the Company as of

May 1, 1997; (iv) the Parent Company contributed the contributed shares to the Company as of May 1, 1997; (v) except with respect to actions taken or suffered by the Company following the dates on which the Purchased Shares and the Contributed Shares were acquired by InCon Technologies, LLC and the Parent Company, respectively, the Company has based all representations and warranties herein which relate to MSL, the Purchased Shares and/or the Contributed Shares solely on the representations and warranties made by the Sellers under, and as defined in, the MSL Stock Purchase Agreement.

      Section 4.19 Insurance. All policies of insurance (or renewals thereof) set forth in Section 4.07(e) of the Company Disclosure Schedule are outstanding and duly in force on the date hereof. Such policies are in the amounts shown in
Section 4.07(e) of the Company Disclosure Schedule, and insure the structures and equipment of the Company and the Company Subsidiaries for their replacement values against loss, theft and destruction and insure the properties and business of the Company and the Company Subsidiaries against such losses and risks as are adequate in accordance with customary industry practice to protect the properties and business of the Company and the Company Subsidiaries. Neither the Parent Company, the Company nor the Company Subsidiaries have received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and no such improvements or expenditures are required.

      Section 4.20  Environmental Compliance.

            (a) Except as forth in Section 4.21 of the Company Disclosure
Schedule:

                  (i) to the knowledge of the Parent Company, the Company is presently in compliance with all Environmental Laws applicable to the Company's business or the Facilities;

                  (ii) the Company has obtained all permits, consents, approvals, authorizations, registrations, certificates and licenses, if any, ("Environmental Permits") required under or issued pursuant to Environmental Laws necessary in order to conduct the Company's business as it is now being conducted or to effect the transactions contemplated by this Agreement; all such Environmental Permits, of which the Parent Company is aware, are in full force and effect; the Company is in compliance with the material terms and conditions of all Environmental Permits; the Company has not received any notice of pending or threatened proceedings to revoke, suspend or deny the renewal of any Environmental Permit;

                  (iii) to the knowledge of the Parent Company, the Company has provided to the appropriate Governmental Entities all information, reports and notifications and prepared, and submitted to Governmental Entities, all discharge prevention or response plans or other emergency or contingency plans ("Plans"), if any, required to be provided, prepared or submitted under Environmental Laws; the Company has updated or amended such Plans as required under Environmental Laws; all such Plans have been approved by governmental entities to the extent such approval is required under Environmental Laws;

                  (iv) to the knowledge of the Parent Company, the Company has not used, generated, manufactured, refined, treated, stored, handled, disposed of, transferred, produced or processed any Hazardous Materials or any solid waste except in material compliance with Environmental Laws and the terms and conditions of all Environmental Permits;

                  (v) the Company has not in connection with the Company's business or the Facilities (1) been subject to any judgment or entered into any consent decree, consent order, settlement agreement, stipulation or comparable agreement under Environmental Laws; (2) received notice of any pending or threatened administrative or judicial proceedings against it under Environmental Laws, including, without limitation, citizens suits; (3) received to the knowledge of the Parent Company, or at any time been the subject of any notice, notification, demand, citation, summons, order, complaint, investigation or assessment under any Environmental Laws; or (4) received at any time or, to the knowledge of the Parent Company, been the subject of any request or demand for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any matters arising under Environmental Laws; and

                  (vi) to the knowledge of the Parent Company, the Company has not transported or arranged for the transportation of Hazardous Materials to any location which, as of the date hereof, is either listed on the National Priorities List under CERCLA, listed for possible inclusion of the National Priorities List by the USEPA or any comparable list prepared, established or maintained under any Environmental Laws.

            (b) No lien has been imposed on or, to the knowledge of the Parent Company, asserted against the Facilities or other property of the Company under any Environmental Laws by any Governmental Entity arising from or in connection with the presence, use, Release, removal, abatement or remediation of Hazardous Materials.

            (c) To the knowledge of the Parent Company, there is not now, nor has there ever been, located on or at any of the Facilities any underground storage tanks, subsurface disposal units, surface impoundments, lagoons, landfills, disposal sites, areas or vessels used or intended for the treatment, storage or disposal of Hazardous Materials.

            (d) To the knowledge of the Parent Company, there are no polychlorinated biphenyls at any of the Facilities.

            (e) To the knowledge of the Parent Company, there have been no Releases or threat of Releases of any Hazardous Materials on, at, or emanating from any of the Facilities or Former Facilities that could reasonably be expected to give rise to any material obligation or liability on the part of the Company under Environmental Laws to perform or pay in contribution or otherwise the cost of any environmental investigation, sampling or monitoring, or any abatement, removal or remedial action.

            (f) With the exception of a Phase I Environmental Assessment Report prepared for the Company with respect to the Company's leased facility in Batavia, Illinois, neither the Parent Company nor the Company has made any investigation of any matter involving Environmental Laws or the compliance of the Company's business, any Facility or Former Facility with respect thereto.

            (g) As used in this subsection 4.21 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

            "Environment" means air, surface water, groundwater and soils.

            "Environmental Laws" means any and all international, federal, regional, state, county or local laws, statutes or ordinances, decisional law, rules, regulations, codes, orders, decrees, notices, directives, guidance and judgments relating to public health or safety, pollution, damage to or protection of the Environment or the use, manufacture, processing, distribution, treatment, storage, generations, disposal, transport or handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42, U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Ace, 42 U.S.C. Section 7401, et seq., The Occupational Health and Safety Act, 29 U.S.C. 653, 655 and 657, the Safe Drinking Water Act, 42 U.S.C. 300f, et seq.

            "Facilities" means all plants, offices, manufacturing or other facilities presently owned, operated, leased, managed, used, controlled or occupied by the Company in connection with the Company's business.

            "Former Facilities" means any plants, offices, manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by the Company in connection with the Company's business, or by any current or former subsidiary of the Company or any predecessor-in-interest of the Company.

            "Governmental Entities" means the United States Environmental Protection Agency ("USEPA"), and all other federal, state, regional, county legal or local governmental agencies, departments, commissions, boards, bureaus, instrumentalities and political subdivisions thereof authorized or having jurisdiction to enforce Environmental Laws.

            "Hazardous Materials" means any materials or substances defined as, or included in the definition of, "pollutants," "toxic substances," "toxic pollutants," "hazardous materials," "hazardous constituents," "hazardous wastes," "hazardous substances," or terms of similar import defined in or otherwise regulated under any Environmental Laws, including, without limitation, asbestos and liquid petroleum products.

            "Release" means an intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the Environment.

      Section 4.21 Accounts Receivable. Except as otherwise provided in Section 7.02(f), the accounts receivables shown on the Company Reports are less than sixty (60) days due, are valid debts owed to the Company or the Company Subsidiaries and, to the best knowledge of the Company, are not in dispute. The Company has adequately and properly established reserves for collectability on the Company Reports.

      Section 4.22 Business Plan. The Office Memo dated October 17, 1997, as revised, provided to Bionutrics for the twelve (12) month forecast from November, 1997, represents the reasonable judgment of the Parent Company and the Company as to the likely results of operations and the assumptions underlying such Memo and the forecasts contained therein are reasonable.


                                    ARTICLE V

                               REPRESENTATIONS AND
                            WARRANTIES OF BIONUTRICS

      Bionutrics represents and warrants to the Company as follows:

      Section 5.01 Organization. Each of Bionutrics and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Bionutrics and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the business, operations or financial condition of Bionutrics and its subsidiaries taken as a whole. Bionutrics has heretofore delivered to the Company accurate and complete copies of the charter and By-Laws, as currently in effect, of Bionutrics and each of its subsidiaries.

      Section 5.02  Capitalization.

            (a) The authorized capital stock of Bionutrics consists of 45,000,000 Bionutrics Shares of which, as of September 30, 1997, 16,314,205 Bionutrics Shares were issued and outstanding and 5,000,000 shares of preferred stock, par value $.001 per share, none of which are issued or outstanding. All the issued and outstanding Bionutrics Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All Bionutrics Shares which are to be issued pursuant to the Merger or the other transactions contemplated hereby, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth in the Bionutrics Stock Plans or in Section 5.02 of the Bionutrics Disclosure Schedule or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of Bionutrics issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Bionutrics to issue, transfer or sell any of its securities.

            (b) Section 5.02 of the Bionutrics Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of Bionutrics. All of the outstanding shares of capital stock of each of Bionutrics' subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in Section 5.02 of the Bionutrics Disclosure Schedule, are owned either by Bionutrics or another of its subsidiaries free and clear of all liens, charges, claims or encumbrances.

      Section 5.03 Authority Relative to this Agreement. Each of Bionutrics and the Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Bionutrics and the Sub and by Bionutrics as the sole stockholder of the Sub and no other corporate proceedings on the part of Bionutrics or the Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Bionutrics and the Sub and constitutes a valid and binding agreement of each of Bionutrics and the Sub, enforceable against each of Bionutrics and the Sub in accordance with its terms.

      Section 5.04 Consents and Approvals; No Violations. Except for applicable requirements of the Exchange Act, Securities Act, state Blue Sky laws, the HSR Act, and the filing and recordation of a Certificate of Merger, as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by Bionutrics of the transactions contemplated by this Agreement; provided that in making this representation Bionutrics is relying on and this representation is conditioned upon the accuracy of the Parent Company's representations and warranties in
Article VIII of this Agreement. Except as set forth in Section 5.04 of the Bionutrics Disclosure Schedule, neither the execution and delivery of this Agreement by Bionutrics or the Sub nor the consummation by Bionutrics or the Sub of the transactions contemplated hereby nor compliance by Bionutrics or the Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the charter or By-Laws of Bionutrics or the Sub; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Bionutrics or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Bionutrics, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of Bionutrics and its subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby.

      Section 5.05 Specified Exchange Act Filings. Bionutrics has made all filings with the SEC required by federal law or the applicable rules and regulations of the SEC thereunder. Bionutrics has delivered to the Company a copy of each of its Specified Exchange Act Filings. Each Specified Exchange Act Filing, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Since the filing with the SEC by Bionutrics of its most recent Form 10-Q, dated July 31, 1997, to the best of Bionutrics' knowledge there has been no material adverse change in the business, assets, operations or financial condition of Bionutrics and its subsidiaries taken as a whole.

      Section 5.06 Interim Operations of Sub. The Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                   ARTICLE VI

                                    COVENANTS

      Section 6.01 Covenants of the Company.

            (a) Conduct of Business Pending Closing; Stockholders Meeting; Rule 145 Certificate. The Company and the Parent Company, jointly and severally, covenant and agree that during the period from the date of this Agreement until the Effective Time: (i) the Company and the Company Subsidiaries will maintain the assets of the Company and not remove any assets of the Company and the Company Subsidiaries from its present location (except for transfers in the ordinary course of business); (ii) the Company and the Company Subsidiaries will perform their respective obligations under the contracts and agreements to which either is a party; (iii) except as contemplated in this Agreement, the Company and the Company Subsidiaries will conduct the Business only in the ordinary course; (iv) except as otherwise permitted or required by this Agreement or consented to in writing by Bionutrics, neither the Company, the Company Subsidiaries nor the Parent Company will (A) knowingly fail to comply with any laws, ordinances, regulations or other governmental restrictions applicable in any respect to the Business or any of the assets of the Company or the Company Subsidiaries, (B) grant any powers of attorney to act for the Business either before or after the Closing Date, (C) mortgage or pledge or otherwise encumber any of the assets of the Company and the Company Subsidiaries, (D) cancel or terminate any contract, agreement or other instrument relating to the Business,
(E) engage in or enter into any transaction with respect to the Business of any nature not expressly provided for herein, except for transactions in the ordinary course of business which do not individually or in the aggregate materially adversely affect the Business, or (F) make any distribution, salary and expense payments inconsistent with the Company's or the Company Subsidiaries' past practices; (v) the Company and the Company Subsidiaries will from and after the date hereof until the Closing Date (A) take such action as may reasonably be necessary to preserve the assets of the Company and the Company Subsidiaries, wherever located, (B) maintain inventory of the kinds and in the quantities maintained in the ordinary course of the Business, (C) maintain their books and records in a manner consistent with past practices and promptly advise Bionutrics in writing of any material adverse change in the condition (financial or otherwise) or the assets of the Company and the Company Subsidiaries or the Business and (D) except as contemplated in this Agreement or as may result from the performance of this Agreement, use reasonable efforts to preserve the organization of the Business intact and continue its operations at its present levels; (vi) the Company and the Company Subsidiaries will not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any other equity interest in the Company and the Company Subsidiaries, or any right, contingent or otherwise (including, without limitation, any options or warrants) to acquire or purchase any equity interests in the Company, the Company Subsidiaries or the Parent Company; (vii) the Company and the Company Subsidiaries shall not, and shall not propose to, declare, set aside or pay any dividends on or make other distributions in respect of its capital stock and (viii) the Company and the Company Subsidiaries will not amend or propose to amend the Certificate of Incorporation or By-Laws of the Company and the Company Subsidiaries as in effect on the date hereof.

            (b) The Company agrees that it shall duly call a stockholder meeting to be held as promptly as practicable after the date of this Agreement and shall, through its Board of Directors recommend to its stockholders approval and adoption of this Agreement and the Merger. The Parent Company agrees that it shall duly call a members meeting to be held as promptly as practicable after the date of this Agreement and shall recommend to its members approval and adoption of this Agreement and the Merger. In lieu of holding any such meetings the Parent Company and the Company may prepare and distribute to their stockholder or members, as the case maybe, appropriate documentation for a Unanimous Consent and Action by their stockholder or members, as the case may be, for the purposes of approving this Agreement and the Merger. The Company and the Parent Company covenant that they will send to their stockholder or members, as the case may be, in advance of such meeting (or simultaneously with delivery of the appropriate documentation for a Unanimous Consent and Action, if applicable) such solicitation materials as are required by the applicable state law. The Company and the Parent Company agree (i) that such materials shall be subject to review and approval by Bionutrics and its counsel, and (ii) that, as of the date of delivery of such materials to the stockholder or members, as the case may be, and as of the date of their meeting (or as of the date that the Unanimous Consent and Action has been executed and delivered, if applicable), such materials shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such materials not misleading.

            (c) The Company agrees that prior to the Closing Date, the Company shall deliver to Bionutrics, a letter identifying all persons who are, at the time this Agreement is submitted for approval at the Company's stockholder meeting (or as of the date that the stockholder has executed and delivered to the Company the Unanimous Consent and Action, if applicable), "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver on or prior to the Closing Date a written agreement, substantially in the form attached hereto as
Exhibit 4, to the effect that such person will not offer to sell, sell or otherwise dispose of any of Bionutrics Shares issued in the Merger, except pursuant to an effective registration statement, in compliance with such Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Bionutrics, is exempt from the registration requirements of the Securities Act.

            (d) Non-Competition. The Parent Company covenants and agrees that:

                  (i) From and after the Closing Date for a period ending two
(2) years from the Closing Date the Parent Company will not engage in any capacity in a business substantially similar to the Business. The Parent Company agrees to keep confidential information of Bionutrics and its affiliates and of the Company and the Company Subsidiaries, including without limitation, customer lists and other trade secrets and agrees to keep such information as confidential indefinitely. The Parent Company expressly acknowledges, understands and agrees (A) that remedies at law for any breach by the Parent Company of this Section 6.01(d) will be inadequate, (B) that the damages resulting from such breach are not readily susceptible to measurement in monetary terms, and (C) that Bionutrics shall be entitled to immediate injunctive relief and may obtain temporary and permanent orders restraining any threatened or further breach of this Section 6.01(d) by the Parent Company.

The Parent Company has been advised by counsel with respect to the meaning and effect of this Section 6.01(d)(i).

                  (ii) From and after the Closing Date for a period ending three
(3) years following the Closing Date the Parent Company will not, unless acting with the express written consent of Bionutrics, directly or indirectly, solicit or interfere with, or endeavor to entice away: (x) any person who was employed by the Surviving Corporation, the Company, Bionutrics or any of their affiliates during the twelve (12) months immediately preceding the Closing Date (y) any person who otherwise performed services on a regular basis for the Surviving Corporation, the Company, Bionutrics or any of their affiliates during the twelve (12) months immediately preceding the Closing Date or (z) any person or entity who was a customer or client of the Company, the Surviving Corporation, Bionutrics or any of their affiliates, or any person or entity who requested or received a proposal from the Surviving Corporation, the Company or Bionutrics or its affiliates within six (6) months of the Closing Date.

            (e) No Mergers, Consolidations, Sales of Assets. Until the earlier of the consummation of the transactions contemplated by this Agreement or the termination date provided for in Section 9.01 below, neither the Company nor the Parent Company will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any equity interests in the Company or the Company Subsidiaries, the merger of the Company or the Company Subsidiaries with, or the direct or indirect acquisition or disposition of a significant amount of assets of the Company or the Company Subsidiaries, to or from, any person other than Bionutrics or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction.

            (f) Agreement to Vote and Other. The Parent Company hereby agrees:

                  (i) To (x) attend the stockholder meeting of the Company, if any, in person or by proxy, or (y) if there shall be no such stockholders meeting, execute and deliver to the Company the Unanimous Consent and Action and, in the case of (x) or (y), as applicable, to vote (or cause to be voted) all shares of the Company Common Stock which the Parent Company owns or has the right to vote, for approval and adoption of this Agreement and the Merger, such agreement to vote to apply also to any adjournment or adjournments of the stockholder meeting and any additional Unanimous Consent and Action distributed by the Company;

                  (ii) To refrain from transferring, selling, pledging, assigning, or otherwise disposing of any of the Company Common Stock presently owned by the Parent Company, except in connection with the consummation of the Merger;

                  (iii) To refrain from purchasing or acquiring, in any way, any additional shares of the Company or the Company Subsidiaries or any other equity interest (or any right, contingent or otherwise, to acquire or purchase any equity interest) in the Company or the Company Subsidiaries;

                  (iv) To refrain from soliciting or entering into any agreement or understanding with, or furnishing any non-public information concerning the Company to, any person or entity in connection with a transfer, sale, pledge, assignment or other disposition of any of the Company Common Stock presently owned by the Parent Company;

                  (v) To the extent inconsistent with the foregoing provisions of this Section 6.01(f), the Parent Company hereby revokes any and all previous proxies with respect to the Company Common Stock; and

                  (vi) To deliver a written agreement to Bionutrics on or prior to the Closing Date substantially in the form attached hereto as Exhibit 4 (if identified as an "affiliate" of the Company for the purposes of Rule 145 under the Securities Act in the letter to be delivered by the Company pursuant to
Section 6.01(c)), to the effect that such person will not offer to sell, sell or otherwise dispose of any Bionutrics Shares issued in the Merger, except pursuant to an effective registration statement, in compliance with such Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Bionutrics, is exempt from the registration requirements of the Securities Act.

      Section 6.02 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Bionutrics shall (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Bionutrics shall (and shall cause each of its respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, Bionutrics will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

      Section 6.03 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) such actions as may be required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of Bionutrics Shares contemplated hereby, (ii) the preparation and filing of all applicable forms under the HSR Act, if necessary; and (iii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

      Section 6.04 Indemnification of Managers. Bionutrics shall use reasonable efforts to maintain in effect policies of directors' and officers' liability insurance covering the managers of the Parent Company with respect to matters occurring prior to the Effective Time in accordance with Bionutrics' current policies in effect from time to time applicable to its operating subsidiaries with respect to claims arising from facts or events which occurred before the Effective Time to the extent available.

            (b) The provisions of this Section 6.04 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

      Section 6.05 Certain Benefits. (a) Each of Bionutrics and the Sub acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of the Company (to the extent such concept is applicable) for the purposes of all agreements, contracts, plans, programs, policies or arrangements of the Company (if any) described in Section
6.05 of the Company Disclosure Schedule. From and after the Effective Time, Bionutrics and its subsidiaries (including the Surviving Corporation) will honor in accordance with their terms all employee benefit plans and employment, severance and consulting agreements described in Section 6.05 of the Company Disclosure Schedule between the Company or any of its subsidiaries and any officer, director, or employee of the Company or any of its subsidiaries in effect prior to the Effective Time; provided, however, that nothing herein shall preclude any changes effected on a prospective basis to any employee benefit plan.

            (b) The covenants set forth in Section 6.05 of the Company Disclosure Schedule (if any) shall have the same force and effect as if they were set forth in this Section 6.05.

      Section 6.06 Brokers or Finders. Each of Bionutrics, the Company and the Parent Company represent, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. On the one hand, the Parent Company, and, on the other hand, Bionutrics, agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

      Section 6.07 Survival of Representations and Warranties; Indemnities. (a) The several covenants, representations and warranties of the parties herein contained shall survive the Closing Date as set forth in Section 6.07(f), notwithstanding any investigation at any time made by or on behalf of the other party.

            (b) Subject to Section 6.07(d) the Parent Company hereby agrees to indemnify and hold Bionutrics and its affiliates harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from
(A) any incorrectness or incompleteness in the representations and warranties made by the Company or the Parent Company in this Agreement (including, without limitation, those contained in Article VIII)(B) any breach by the Company the Parent Company or the Company Subsidiaries, unless waived in writing by Bionutrics, of any covenant or agreement contained in or arising out of this Agreement including, without limitation its obligations in Section 7.02(f) with respect to Working Capital, (C) any incorrectness or incompleteness in the representations and warranties made by Rye Investment, Ltd ("Rye") in the Assignment and Non-Compete Agreement (as set forth on Exhibit 5 hereto), or (D) any breach by Rye, unless waived in writing by Bionutrics, of any covenant or agreement contained in or arising out of the Assignment and Non-Compete Agreement.

            (c) Subject to Section 6.07(d), Bionutrics and the Sub, jointly and severally, hereby agree to indemnify and hold the Parent Company harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Bionutrics or the Sub in this Agreement, or (ii) any breach by Bionutrics or the Sub, unless waived in writing by the Parent Company, of any covenant or agreement contained in or arising out of this Agreement. Notwithstanding the foregoing, Bionutric's liability with respect to this Agreement shall not exceed the value of the Bionutric Shares as of the Closing Date.

            (d) Each party shall retain its own counsel and defend itself, subject (i) in the case of actions involving third parties (and not solely between the parties hereto), to being reimbursed by the indemnifying party for reasonable attorneys' fees and expenses pursuant to this Section 6.07; and (ii) to the last sentence of this Section 6.07(d). The indemnified party agrees to give the indemnifying party written notice of any claim, demand, action, suit, proceeding or discovery of fact upon which the indemnified party intends to base a claim for indemnification ("Claim") under this Section 6.07. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense of any Claim. With respect to any issue involved in any such Claim as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its reasonable judgment, shall deem appropriate, provided that such terms do not result in any expense to the indemnified party. In addition, the parties agree to cooperate in any defense or settlement and to give each other full access to all information relevant thereto. Notwithstanding the foregoing, in connection with the defense of any Claim brought by a third party, and without regard to which party hereto is the indemnified party or the indemnifying party, (i) the Parent Company shall control such defense and have sole discretion to engage counsel therefor if the amount claimed by such third party is equal to or less than Two Hundred Thousand Dollars ($200,000); and (ii) Bionutrics shall control such defense and have sole discretion to engage counsel therefor if the amount claimed by such third party is greater than Two Hundred Thousand Dollars ($200,000); provided that, in the case of (i) or (ii), the noncontrolling party may retain separate counsel, whose reasonable fees and expenses shall be paid by the indemnifying party, if, in the reasonable discretion of the noncontrolling party, there is a likelihood of conflicts in interest between the indemnifying party and the indemnified party.

            (e) The amount of any indemnification claim by the Parent Company, Bionutrics or the Sub hereunder shall be reduced by the amount of insurance proceeds (relating to the circumstances that are the basis of such claim) received by the party making such claim.

            (f) The Company, the Parent Company and Bionutrics agree that a Claim for indemnification pursuant to the provisions of this Section 6.07 shall constitute the sole remedy of the Company, the Parent Company and Bionutrics for damages or liabilities incurred by any such party as a result of violations or breaches of this Agreement by any other such party except for actions by Bionutrics or the Sub to enforce the provisions of Section 6.01(d) or Section 10.03 by means of injunctive relief, temporary or permanent restraining orders or other similar actions or remedies.

            (g) The representations, warranties and covenants contained in this Agreement shall survive for a period of one (1) year from the Closing Date, except (i) the obligations of the Parent Company set forth in Section 6.01(d) shall survive as stated in Section 6.01 and (ii) the representations and warranties contained in Article VIII shall survive indefinitely.

            Section 6.08 Giving Notice. Each of the parties shall give prompt notice to the other party of:

            (a) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, businesses or, results of operations of it and its subsidiaries, to which it or any of its subsidiaries is a party or is subject;

            (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Article IV and/or Article V; and

            (c) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries, taken as a whole.


                                 ARTICLE VII

                                  CONDITIONS

      Section 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by each of the parties:

            (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote or written consent of the Board of Directors of Bionutrics present at the meeting and entitled to vote.

            (b) Other than the filing provided for by Section 2.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods (including the waiting period under the HSR Act, if applicable) imposed by, any Govern mental Entity, and all required third party consents, the failure to obtain which would have a material adverse effect on Bionutrics and its subsidiaries, taken as a whole, including the Surviving Corporation, shall have been filed, occurred or been obtained. Bionutrics shall have received any and all state securities or "Blue Sky" permits and other authorizations necessary to issue the Bionutrics Shares pursuant to the Merger and the other terms of this Agreement.

            (c) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger and shall be in effect.

            (d) The Employment Agreements attached hereto as Exhibits 1, 2 and 3 shall have been duly executed and delivered.

            (e) The Assignment and Non-Compete Agreement attached hereto as
Exhibit 5 shall have been duly executed and delivered.

            (f) The Purchase Agreement with Respect to Vitamin E attached hereto as Exhibit 6 shall have been duly executed and delivered.

            (g) The Manufacturing Agreement attached hereto as Exhibit 7 shall have been duly executed and delivered.

      Section 7.02 Conditions of Obligations of Bionutrics and Sub. The obligations of Bionutrics and the Sub to effect the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Bionutrics and Sub:

            (a) The representations and warranties of the Company and the Parent Company set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true and correct (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) From the date of this Agreement through the Closing Date, except as set forth in Section 4.06 of the Company Disclosure Schedule, the Company shall not have suffered any adverse changes in its business, operations or financial condition which are material to the Company and its subsidiaries taken as a whole (other than changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby).

            (c) The Company and the Parent Company shall have performed all obligations and covenants and conditions required to be performed by it under this Agreement at or prior to the Closing Date.

            (d) At the Closing, the Company shall have furnished Bionutrics with copies of (i) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company and the Parent Company to comply with the terms of this Agreement, and (ii) the resolutions duly adopted by the shareholders of the Company and the members of the Parent Company approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of the Company or the Parent Company, as the case may be.

            (e) Except with respect to the Three Hundred Eighty-Seven Thousand Dollars ($387,000) note to NuRx, LLC (the "NuRx Note") and the potential liabilities to the Parent Company as provided in Section 10.06, the Company and the Company Subsidiaries shall have no outstanding debt (other than reasonable and customary accounts payable and accrued expenses incurred in the ordinary course of business) and the Company shall provide written evidence satisfactory to Bionutrics of the payment in full of the notes to the MSL shareholders.

[Intentionally Deleted]

            (g) The Company shall have provided to Bionutrics a business plan for one (1) year satisfactory in form and substance to Bionutrics.

            (h) The Company shall have provided to Bionutrics an appraisal of the Company's assets by an independent third party appraiser reasonably acceptable to Bionutrics, which appraisal is satisfactory to Bionutrics.

            (i) At the Closing, the Company shall have furnished Bionutrics with an opinion (the "Company Primary Opinion"), dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Bionutrics and its counsel, to the effect that:

                  (i) the Company is a corporation duly incorporated, validly existing and based solely upon the issuance of a good standing certificate by the Secretary of the State of Delaware dated October 15, 1997 is in good standing under the laws of the State of Delaware, and the Parent Company is a limited liability company duly organized, validly existing and based solely upon the issuance of a good standing certificate by the Secretary of State of Delaware dated October 15, 1997, in good standing under the laws of the State of Delaware;

                  (ii) each of the Company's subsidiaries is a corporation or limited liability company duly incorporated or organized, as the case may be, validly existing and, based solely upon the issuance of good standing certificates by the Secretary of State of Delaware dated October 15, 1997, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be;

                  (iii) each of the Company and each of its subsidiaries has the requisite power to carry on its businesses as they are being conducted on the Closing Date;

                  (iv) the authorized capital stock of the Company consists of three thousand (3,000) Company Shares no par value (the "Company Shares") and, based solely upon a review of the stock ledger of the Company, there are one thousand (1,000) Shares issued and outstanding on the date hereof that are validly issued and outstanding, fully paid and nonassessable. To our knowledge, none of the Company Shares were issued in violation of any preemptive rights of shareholders of the Company;

                  (v) the Company and the Parent Company have taken all required corporate action to approve and adopt this Agreement, and this Agreement is a valid and binding obligation of the Company enforceable against the Company and the Parent Company in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (vi) the execution and delivery of this Agreement by the Company and the Parent Company do not, and the consummation of the transactions contemplated by this Agreement by the Company and the Parent Company will not, constitute (i) a breach or violation of, or a default under, the charter or By-Laws of the Company or any of its subsidiaries, or (ii) to the knowledge of Company's Counsel, a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to the Company, the Parent Company or any of their subsidiaries or their respective properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of the Parent Company, or the Company or any of their subsidiaries or to which the Company, the Parent Company or any of their subsidiaries is subject and in each case known to such counsel;

                  (vii) except with respect to the Certificate of Merger for which we express no opinion, all filings required to be made by the Company and the Parent Company prior to the Effective Time with, and all consents, approvals, permits or authorizations required to be obtained by the Company and the Parent Company prior to the Effective Time, from governmental and regulatory authorities of the United States and the State of Delaware in connection with the execution and delivery of this Agreement by the Company and the Parent Company and the consummation of the transactions contemplated by this Agreement by the Company and the Parent Company, have been so made or obtained, as the case may be; and

                  (viii) except as otherwise disclosed in the Company Disclosure Schedule hereto, such counsel does not know of any litigation, proceedings, arbitral action or governmental investigation pending against the Company, the Parent Company, its assets, business or properties, the Company Common Stock or the transactions contemplated by this Agreement.

      In rendering the Company Primary Opinion, such counsel may rely on certificates of officers and other agents of the Company and the Parent Company and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Bionutrics and its counsel, provided such reliance is expressly noted in the Company Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Company Primary Opinion.

            (j) Bionutrics shall have received an opinion from Chuhak & Tecson dated the Closing Date, in form and substance satisfactory to Bionutrics and its counsel to the fact that:

                  (i) the Employment Agreements set forth on Exhibits 1, 2 and 3 have been duly executed and delivered by the employees stated therein and are valid and binding obligations of the employees stated therein enforceable against the employees stated therein in accordance with their terms, subject as to enforcement to bankruptcy, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (ii) the Manufacturing Agreement has been duly executed and delivered by Incon Industries, Inc., and is a valid and binding obligation of Incon Industries, Inc. enforceable against Incon Industries, Inc. in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights and general equity principles; and

                  (iii) the Purchase Agreement with Respect to Vitamin E has been duly executed and delivered by the sellers stated therein and is a valid and binding obligation of such sellers enforceable against such sellers in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (k) The Company shall have received all credit and debit cards listed on the Company Disclosure Schedule.

            (l) The Company shall have delivered to Bionutrics (i) certificates representing the Company Common Stock owned by and registered in the name of the Parent Company, free and clear of all liens and encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed and (ii) the official and complete corporate records of the Company (including, without limitation, the minute books, stock ledger and By-Laws of the Company and the official corporate seal of the Company).

            (m) The Company shall have delivered to Bionutrics written resignations, effective as of the Effective Time, of each person that is a director or officer of the Company from such officer or director.

            (n) The Company shall have received from each person named in the letter referred to in Section 6.01(c) an executed copy of a Rule 145 Agreement substantially in the form of Exhibit 4.

            (o) The representations and warranties of Rye set forth in the Assignment and Non-Compete Agreement shall be true and correct as of the date of the Assignment and Non-Compete Agreement, and shall also be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (p) The representations and warranties of InCon Industries, Inc. set forth in the Manufacturing Agreement shall be true and correct as of the date of the Manufacturing Agreement, and shall also be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (q) The representations and warranties of the sellers set forth in the Purchase Agreement with Respect to Vitamin E shall be true and correct as of the Purchase Agreement with Respect to Vitamin E, and shall also be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (r) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to Bionutrics, and such counsel shall have received all documents, certificates, and other papers reasonably requested by it in connection therewith.

      Section 7.03 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the
Company:

            (a) The representations and warranties of Bionutrics set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a material adverse effect on Bionutrics and its subsidiaries taken as a whole.

            (b) From the date of this Agreement through the Closing Date, except as set forth in the Bionutrics Disclosure Schedule, Bionutrics shall not have suffered any adverse changes in its business, operations or financial condition which are material to Bionutrics and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Bionutrics operates, including changes due to actual or proposed changes in law or regulation).

            (c) Bionutrics shall have materially performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (d) At the Closing, Bionutrics and the Sub shall have furnished the Company with copies of (i) resolutions duly adopted by their respective Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (ii) the resolutions duly adopted by the holders of Bionutrics Shares approving the issuance of Bionutrics Shares, such resolutions to be certified by the Secretary or Assistant Secretary of Bionutrics.

            (e) At the Closing, Bionutrics shall have furnished the Parent Company with an opinion (the "Bionutrics Primary Opinion"), dated the Closing Date, of counsel to Bionutrics and Sub, in form and substance satisfactory to the Company and its counsel, to the effect that:

                  (i) each of Bionutrics and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the States of Nevada and Delaware, respectively;

                  (ii) each of Bionutrics and the Sub has the corporate power to carry on its businesses as they are being conducted on the Closing Date;

                  (iii) the Bionutrics Shares are validly issued and outstanding, fully paid and nonassessable; and are not issued in violation of any preemptive rights of shareholders of Bionutrics.

                  (iv) Bionutrics and the Sub has each taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of the each, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (v) the execution and delivery of this Agreement by each of Bionutrics and the Sub do not, and the consummation of the transactions contemplated by this Agreement by each will not, constitute (i) a breach or violation of, or a default under, the charter or bylaws of either, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to either or their respective properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of either or to which either is subject and in each case known to such counsel; and

                  (vi) all filings required to be made by each prior to the Effective Time with, and all consents, approvals, permits or authorizations required to be obtained by each prior to the Effective Time from, governmental and regulatory authorities of the United States and the State of Delaware in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by each, have been so made or obtained, as the case may be.

            In rendering the Bionutrics Primary Opinion, such counsel may rely on certificates of officers and other agents of Bionutrics or the Sub and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to the Company and its counsel, provided such reliance is expressly noted in the Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Primary Opinion.

            (f) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to the Company, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.


                                 ARTICLE VIII

                  REPRESENTATION, WARRANTIES AND COVENANTS BY
                   PARENT COMPANY REGARDING SECURITY MATTERS

      Section 8.01 Representations. The Parent Company represents and warrants that (i) it is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act of 1933, (ii) it has not been organized or formed solely for the purpose of investing in the Bionutric Shares (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment and (iv) it is capable of bearing the economic risks of such investment. The Parent Company represents and warrants that a reasonable time prior to the date hereof (i) that it had the advice and assistance of counsel, (ii) that it received from Bionutrics and carefully reviewed a description of the Bionutrics Shares, (iii) that it had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transactions contemplated hereby, (iv) that it will acquire the Bionutrics Shares for its own account without any view to the distribution thereof except in accordance with the Securities Act and all applicable state securities or "blue sky" laws; and (v) that the Bionutrics Shares must be held indefinitely unless subsequently registered under the Securities Act and all applicable state securities and "blue sky" laws or unless an exemption from such registration is available. The Parent Company acknowledges that the Bionutrics Shares will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration pursuant to Regulation D promulgated pursuant to the Securities Act, and that Bionutrics' reliance upon such exemption is predicated upon the representations of the Parent Company set forth above. Bionutrics further acknowledges and agrees that the certificates evidencing the Bionutrics Shares shall bear the following legend:

            The securities evidenced by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or any applicable state securities or blue sky laws and may not be offered for sale, sold or otherwise disposed of unless a registration statement has become effective with respect to such securities under the Securities Act and such state securities or blue sky laws or pursuant to an opinion of counsel reasonably acceptable to the corporation that there is an applicable exemption from the registration requirement of the Securities Act and applicable state securities or blue sky laws. The issuance of these shares is further subject to the terms and conditions of that certain Merger Agreement among InCon Holdings LLC, BNRX, Inc. and other parties dated in October 1997 and the Assignment and Non-Compete Agreement between Rye Investments, Ltd. and Bionutrics International, Ltd. dated in October 1997. The holder of this certificate may be deemed an underwriter pursuant to Rule 145 under the Securities Act unless resales by such holder of the securities represented hereby are accomplished in accordance with Rule 145 under the Securities Act.

      Section 8.02 Restrictions on Regulations S Offering. The Parent Company covenants and agrees (and will, as a condition of transfer require any transferees to agree) that it will not offer or sell any Bionutrics Shares, or permit any Bionutrics Shares to be offered or sold, in any offer or sale pursuant to Regulation S adopted pursuant to the Securities Act prior to the date which is one (1) year following the date of delivery of such Bionutrics Shares to the Parent Company.

                                  ARTICLE IX

                          TERMINATION AND AMENDMENT

      Section 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the members of the Parent Company or the Board of Directors of Bionutrics:

            (a) by mutual consent of Bionutrics and the Company;

            (b) by either Bionutrics or the Company if the Merger shall not have been consummated before October 31, 1997 (unless the failure to consummate the Merger by such date shall be due to the noncompliance with this Agreement by the party seeking to terminate this Agreement); or

            (c) by either Bionutrics or the Company if (i) the conditions to such party's obligations shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

      Section 9.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders. Nothing contained in this Section 9.02 shall relieve any party from liability for any breach of this Agreement.

      Section 9.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Bionutrics, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 9.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE X

                            POST CLOSING COVENANTS

      Section 10.01 Tax Positions of Parties. The parties agree to take all such reasonable actions and to refrain, if reasonable, from taking any actions to the extent reasonably necessary to qualify the merger as a "reorganization" within the meaning of Section 368(a) of the Code. In filing federal tax returns at any time, each of Bionutrics, the Company and the Sub will take consistent filing positions to the effect that for federal income tax purposes the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

      Section 10.02  Financial Information and Tax Returns.

            (a) The Parent Company shall provide to Bionutrics by December 1, 1997 (i) a balance sheet and work papers suitable for audit for the period ending December 1, 1995; (ii) full financials including footnotes and work papers suitable for audit for the year ending December 31, 1996 and (iii) work papers adequate for audit for ten months ending October 31, 1997. Such balance sheet, financials and work papers (collectively, the "Future Financials") shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The Future Financials shall present fairly the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and present fairly the results of operations and the changes in financial position of the Company and the Company Subsidiaries for the respective periods, except for year-end audit adjustments, consisting only of normal year end adjustments. The Future Financials have been prepared in accordance with GAAP. If the Parent Company does not provide the Future Financials to Bionutrics by December 1, 1997, the Company may, upon notice, engage its own auditors for the purpose of preparing the Future Financials, in which case the Parent Company shall give all reasonable assistance to such auditors and promptly pay upon presentation such auditors' reasonable invoices for such work.

            (b) The Parent Company shall timely and properly file 1997 tax returns for the Company and MSL.

      Section 10.03 No Dividend or Distribution of Bionutric Shares, Maintenance of Corporate Existence. The Parent Company shall not sell, assign, transfer, divide or otherwise distribute the Bionutrics Shares for a minimum period of one
(1) year from the Effective Time. The Parent Company shall remain in existence for such one (1) year period and shall not merge with, consolidate with, acquire or be acquired by any entity, purchase or sell any assets or enter into any similar transaction for such one year period.

      Section 10.04 Change of Name. Within ten (10) days of the Closing Date, the Parent Company shall change its name to delete any reference to "InCon" and shall cease using the name InCon. The parties hereto understand that Bionutrics or any of its affiliates shall be able to use the "InCon" name in its business and that the Sub may change its name to InCon Technologies, Inc. or otherwise include "InCon" in its name.

      Section 10.05 Change of Certificate. One year from the date of the Effective Time if there have been no claims for indemnities pursuant to this Agreement, upon the request of the Parent Company, a replacement certificate evidencing the Bionutrics Shares shall be issued with the following language deleted from such certificate: "The issuance of these shares is further subject to the terms and conditions of that certain Agreement and Plan of Merger among InCon Holdings LLC, BNRX, Inc. and other parties dated in October 1997 and the Assignment and Non-Compete Agreement between Rye Investments, Ltd and Bionutrics International, Ltd. dated in October 1997."

      Section 10.06 Adjustments to Working Capital.

            (a) The Company shall have One Million Dollars ($1,000,000) excess of current assets over current liabilities as shown on the Company's financial statements immediately prior to the Effective Time, adjusted as determined below (the "Working Capital"). The Company shall also have cash of at least Two Hundred Fifty Thousand Dollars ($250,000) as of the Effective Time. The Working Capital shall be determined in accordance with GAAP, consistently applied; provided that it shall be adjusted, if necessary, as follows:

                  (1) except as provided in (2) below, include only non-disputed accounts receivables which are less than sixty (60) days due as determined as of the Closing Date;

                  (2) include One Million Dollars ($1,000,000) due from P.T. Bakrie & Brothers ("Bakrie") under the terms of the Authorization to Proceed on Veco Project between the Company and Bakrie (the "Bakrie Receivable);

                  (3) exclude the Three Hundred Eighty-Seven Thousand Dollars ($387,000) note to NuRx, LLC (the "Nu-Rx Note"), which shall be considered to be a long term liability and exclude from current assets all accounts receivables from Nu-Rx, LLC;

                  (4) include all current liabilities (including, without limitation, accrued taxes) as of the Closing Date as determined in accordance with GAAP, whether or not reflected on the Company's pro forma balance sheet as of the Closing Date.

                  (5) exclude the PETT Payable (as defined below) and include either (i) the Technologies Receivables (as defined in Section 10.06(b)(i) below) as a current asset, (ii) the Remaining Rye/Technologies Payable (as defined in
                        Section 10.06(b)(ii) below) as a current liability, or
                        (iii) the New Technologies Payable (as defined in
                        Section 10.06(b)(iii) below) as a current liability.

            (b) The Company represents that it owes a certain amount in connection with advances made by Rye to, or on behalf of, the Company, that Rye has transferred the amount it is owed by the Company to the Parent Company as of the date hereof, and thus that the Company owes the amount to the Parent Company. The Company's auditors shall determine the amount owed by the Company to the Parent Company immediately prior to the Effective Time (the Rye/Technologies Payable"). The Company's auditors shall also determine the Working Capital as determined in accordance with Subsection 10.06(a)(1)-(4) above, and

                        (i) in the event that the Working Capital (exclusive of Subsection 10.06(a)(5), is less than $1,000,000 (the "Working Capital Deficiency"), then the Parent Company shall (y) contribute the entire Rye Payable to the capital of the Company as of immediately prior to the Effective Time, and (2) make an additional capital contribution to the Company in the amount of the Working Capital Deficiency which will be deemed contributed immediately prior to the Effective Time and will be recorded as a receivable by the Company from the Parent Company (the "Technologies Receivable"). The Parent Company will be required to pay the Technologies Receivable within ninety
                              (90) days of the Closing Date. No interest will be charged on the Technologies Receivable; provided that interest will accrue at the rate of fifteen percent (15%) per annum from the due date until paid.

                        (ii) In the event that the Working Capital (exclusive of Subsection 10.06(a)(5)) exceeds $1,000,000 by an amount equal to or less than the Rye/Technologies Payable, then that portion of Rye/Technologies payable equal to the excess of the Working Capital over $1,000,000 will remain in existence (the "Remaining Rye/Technologies Payable"). The Remaining Rye/ Technologies Payable if any will be paid by the Company to the Parent Company out of and only to the extent of collection of the Bakrie Receivable (or deleted from the payment if any required by Section 10.06(c) as the case may be) provided that no interest will be charged on the Remaining Rye/Technologies Payable until due at which time it will accrue interest at the rate of fifteen (15%) per annum if not paid by such due date. The remaining balance if any of the Rye/Technologies Payable (i.e., the Rye/Technologies Payable less the Remaining Rye Technologies Payable) will be contributed to the capital of the Company by the Parent Company as of the Effective Time.

                        (iii) In the event that the Working Capital (exclusive
                              of Subsection 10.06(a)(5)) exceeds $1,000,000 by an amount greater than the Rye/Technologies Payable, then the entire

                              Rye/Technologies Payable will remain in existence and a new payable will be created as of the Closing Date equal to the amount by which the Working Capital exceeds $1,000,000 (the "New Technologies Payable"). The New Technologies Payable will be paid by the Company to the Parent Company out of and only to the extent of collection of the Receivable (or deleted from the payment if any required by Section 10.06(c) as the case may be),provided that no interest will be charged on the New Technologies Payable until due at which time it will accrue interest at the rate of fifteen percent (15%) per annum if not paid by such due date.

            (c) If the Bakrie Receivable is not collected in full by September 30, 1998, the Parent Company shall promptly pay $1,000,000 to the Company in exchange for the Bakrie Receivable provided that the Company shall use reasonable efforts to complete the services necessary to receive the Bakrie receivables.


                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Bionutrics or Sub, to

                     Bionutrics
                     2425 E. Camelback Road
                     Suite 650
                     Phoenix, Arizona  85016

                  with a copy to

                     J. Robert Horton, Esq.
                     Friedman Siegelbaum LLP
                     Seven Becker Farm Road
                     Roseland, New Jersey  07068-1751

                  and

            (b)   if to the Company, to

                     c/o Mr. James M. Belcher

                     984 Southford Road
                     Middlebury, Connecticut  06762

                  with a copy to

                     Christopher G. Martin, Esq.
                     Martin Law Group
                     1177 Summer Street
                     Stamford, CT 06905

      Section 11.02 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 11.03 All references in this Agreement to "knowledge" or to "best knowledge" are to what a party knew or should have known after due inquiry, including inquiry with outside professionals serving such party.

      Section 11.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 11.05 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Bionutrics may cause the Sub to assign its rights and obligations to Bionutrics or any other wholly owned subsidiary of Bionutrics.

      Section 11.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

      Section 11.07 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      Section 11.08 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      Section 11.09 Publicity. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, neither the Parent Company, the Company nor Bionutrics shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

      Section 11.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Bionutrics shall cause the Sub to perform its obligations hereunder.

      IN WITNESS WHEREOF, the Company, the Parent Company, Bionutrics and the Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


INCON TECHNOLOGIES, INC.

By:   ________________________________


INCON HOLDINGS, LLC

By:   ________________________________


BIONUTRICS, INC.


By:   ________________________________
      RONALD LANE,
      CHIEF EXECUTIVE OFFICER

BNRX, INC.


By:   ________________________________
      RONALD LANE,
      CHIEF EXECUTIVE OFFICER

                                  SCHEDULE 1

                         COMPANY DISCLOSURE SCHEDULE

                                  SCHEDULE 2

                        BIONUTRICS DISCLOSURE SCHEDULE

                                   SCHEDULE 3

                           PARENT DISCLOSURE SCHEDULE

                                    EXHIBIT 1

                    EMPLOYMENT AGREEMENT WITH JOHN R. PALMER

                                    EXHIBIT 2

                      EMPLOYMENT AGREEMENT WITH N.P. SHAIKH

                                    EXHIBIT 3

                   EMPLOYMENT AGREEMENT WITH ROBERT K. WHEELER

                                    EXHIBIT 4

                               RULE 145 AGREEMENT

                                    EXHIBIT 5

                      ASSIGNMENT AND NON-COMPETE AGREEMENT
                  BETWEEN RYE AND BIONUTRICS INTERNATIONAL LTD.

                                    EXHIBIT 6

                  PURCHASE AGREEMENT WITH RESPECT TO VITAMIN E

                                    EXHIBIT 7

      MANUFACTURING AGREEMENT BETWEEN BIONUTRICS AND INCON INDUSTRIES INC.

                                    EXHIBIT 8

                                     FILINGS


                                       54